AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 1999
                                                 Registration No. 333-
================================================================================
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
                             ------------------------
                                   FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER
                           THE SECURITIES ACT OF 1933
                             ------------------------
                          UNION BANKSHARES CORPORATION
              (Exact name of registrant as specified in its charter)

              VIRGINIA                                          6711                                          54-1598552
   (State or other jurisdiction of                  (Primary Standard Industrial                           (I.R.S. Employer
   incorporation or organization)                    Classification Code Number)                          Identification No.)
                                                      ------------------------


                             212 NORTH MAIN STREET
                                 P.O. BOX 446
                          BOWLING GREEN, VIRGINIA 22427
                                (804) 633-5031
               (Address,including zip code, and telephone number,
                       including area code of registrant's
                           principal executive office)
                            ------------------------
                                D. ANTHONY PEAY
                     Vice President and Chief Financial Officer
                           Union Bankshares Corporation
                               212 North Main Street
                                  P.O. Box 446
                           Bowling Green, Virginia 22427
                                 (804) 633-5031
             (Name, address, including zip code, and telephone number,
                   including area code of agent for service)
                             ------------------------
                                  COPIES TO:

                           GEORGE P. WHITLEY, ESQ.
                            SCOTT H. RICHTER, ESQ.
                    LeClair Ryan, A Professional Corporation
                       707 East Main Street, 11th Floor
                           Richmond, Virginia 23219
                             ------------------------



         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestments plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                          ------------------------


                                               CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                  PROPOSED MAXIMUM             PROPOSED MAXIMUM           AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES         AMOUNT TO BE     OFFERING PRICE PER SHARE     AGGREGATE OFFERING PRICE     REGISTRATION
            TO BE REGISTERED                  REGISTERED                 (1)                         (1)                     FEE
====================================================================================================================================
     Common Stock, $2.00 par value              61,490                 $19.00                     $1,168,310                $325
=========================================  =================  ==========================  ===========================  =============


(1) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock on June 16, 1999, as reported by the Nasdaq Stock Market per Rule 457(c).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

PROSPECTUS

                          UNION BANKSHARES CORPORATION



                                  61,490 SHARES

                                  COMMON STOCK


         This prospectus relates to the offering of up to 61,490 shares of common stock of Union Bankshares Corporation which may be offered for the account of selling stockholders. The shares of stock being offered were issued to the selling stockholders in connection with our acquisition of CMK Corporation. We will not receive any of the proceeds from the sale of shares of stock being offered by the selling stockholders.

         The shares of stock may be offered and sold by the selling stockholders directly or through broker-dealers who may act solely as agents, or who may acquire shares as principals. The distribution of the shares of stock may be effected in one or more transactions that may take place through the Nasdaq National Market.

         The common stock is traded on the Nasdaq National Market under the symbol "UBSH." On June , 1999, the closing price for the common stock was $ per share.

         See "Risk Factors" beginning on page 2 for a discussion of certain factors that should be considered carefully by prospective investors in the common stock offered.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   The date of this prospectus is June , 1999

                                  RISK FACTORS

         PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN ADDITION TO THE OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE MAKING AN INVESTMENT IN THE COMMON STOCK.

CHANGES IN INTEREST RATES COULD ADVERSELY EFFECT OUR EARNINGS

         Like most financial services companies, Union Bankshares' earnings are affected by changes in market interest rates and other economic factors beyond its control. Our operations depend substantially on our net interest income, which is the difference between the interest income earned on our interest-earning assets, such as loans and investments, and the interest expense paid on our interest-bearing liabilities, such as deposits and other borrowings. The difference between the amount of interest-earning assets and interest-bearing liabilities that mature within a given period of time, or the interest rate sensitivity "gap," indicates the extent to which an institution's interest rate spread may be affected by changes in interest rates. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities and is considered negative when the amount of interest rate-sensitive liabilities exceeds the amount of interest rate-sensitive assets. In a rising interest rate environment, an institution with a positive gap generally would be in a better position than an institution with a negative gap to invest in higher yielding assets or have its asset yields adjusted upward, which would result in the yield on its assets increasing at a faster pace than the cost of its interest-bearing liabilities. During a period of falling interest rates, however, an institution with a positive gap would tend to have its assets maturing at a faster rate than one with a negative gap, which would tend to reduce or restrain the growth of its net interest income. If we are unsuccessful in managing interest rate fluctuations, our business, financial condition, results of operations and cash flows could be materially adversely affected.

NO ASSURANCE OF OUR CONTINUING TO PAY DIVIDENDS

         Dividends are subject to determination and declaration by our board of directors, which takes into account many factors. The declaration of dividends by us on our common stock is subject to the discretion of our board and to applicable federal regulatory limitations. We cannot guarantee that dividends will not be reduced or eliminated in future periods. Our ability to pay dividends on our common stock depends on our receipt of dividends from our five wholly owned subsidiary banks, Union Bank & Trust Company, Northern Neck State Bank, King George State Bank, Rappahannock National Bank and the Bank of Williamsburg, and our two non-bank financial services affiliates, Union Investment Services, Inc. and Mortgage Capital Investors, Inc.

WE DEPEND ON OUR KEY PERSONNEL

         Our success depends upon the continued service of our senior management team and upon our ability to attract and retain qualified financial services personnel. Competition for qualified employees is intense. In our experience, it can take a significant period of time to identify and hire personnel with the combination of skills and attributes required in carrying out our strategy. If we lose the services of our key personnel, or are unable to attract additional qualified personnel, our business, financial condition, results of operations and cash flows could be materially adversely affected.

CHANGES TO FEDERAL POLICIES MAY ADVERSELY AFFECT OUR PROFITABILITY

         Various aspects of the financial services industry and our operations are affected by federal economic and monetary policies, which are outside our control. Changes in federal economic and monetary policies may adversely affect the ability of our subsidiaries to attract deposits, make loans and achieve satisfactory interest spreads.

WE COULD BE ADVERSELY AFFECTED BY GOVERNMENT REGULATIONS

         Union Bankshares is regulated by the Board of Governors of the Federal Reserve System and the Virginia Bureau of Financial Institutions, as are four of its subsidiary banks. Our national bank subsidiary, Rappahannock National Bank, is regulated by the Office of the Comptroller of the Currency. In addition, the subsidiary banks are regulated by Federal Deposit Insurance Commission. Any of these agencies, or other governmental or regulatory authorities, could revise existing regulations or adopt new regulations at any time. Certain revisions could subject us and our subsidiaries to more demanding regulatory compliance requirements which may adversely affect our ability to conduct, or our cost of conducting, business. Legislation and regulatory initiatives containing wide-ranging proposals for altering the structure, regulation and competitive relationships of financial institutions are introduced regularly. We cannot predict whether or what form of proposed statute or regulation will be adopted or the extent to which such adoption may affect our business.

ANTI-TAKEOVER PROVISIONS COULD DISCOURAGE TAKEOVER ATTEMPTS

         Certain provisions of our articles of incorporation and bylaws and Virginia law could have the effect of discouraging takeover attempts which certain stockholders might deem to be in their interest. These provisions may also make it more difficult for our stockholders to remove members of our board of directors and management. In addition, various federal laws and regulations could affect the ability of another person to acquire us or shares of our common stock.

                          UNION BANKSHARES CORPORATION

         Union Bankshares Corporation is a multi-bank holding company which is headquartered in Bowling Green, Virginia. We provide a wide array of financial services through our wholly owned community banks, Union Bank & Trust Company, Northern Neck State Bank, King George State Bank, Rappahannock National Bank, and the Bank of Williamsburg, and our two non-bank financial services affiliates, Union Investment Services, Inc., a full service discount brokerage company, and Mortgage Capital Investors, Inc., a mortgage loan company providing mortgage products to customers in five states in the Mid-Atlantic and Southeastern regions of the United States. At March 31, 1999, Union Bankshares had assets of approximately $779.9 million, deposits of approximately $618.6 million and stockholders' equity of approximately $74.7 million.

         Union Bankshares was organized under Virginia law in connection with the July 1993 merger of Northern Neck Bankshares Corporation into Union Bancorp, Inc. In September 1996 and in July 1998, King George State Bank and Rappahannock National Bank each became wholly owned subsidiaries of Union Bankshares. In February 1999, Union Bankshares acquired CMK Corporation t/a "Mortgage Capital Investors" and formed its mortgage banking subsidiary Mortgage Capital Investors, Inc. Also in February 1999, the Bank of Williamsburg began business as a newly organized bank focusing on the Williamsburg market.

         Union Bankshares' market area stretches from Rappahannock County to Fredericksburg, south to Hanover County, east to Williamsburg and throughout the Northern Neck area of Virginia. Through our five subsidiary banks, we operated twenty-nine branches in its primary trade area at March 31, 1999. Each of the subsidiary banks is a full service retail commercial bank offering a wide range of banking and related financial services, including checking, savings, certificates of deposit and other depository services, commercial, industrial, residential mortgage and consumer loans. The subsidiary banks also issue credit cards and can deliver automated teller machine services through the use of reciprocally shared ATMs in the MOST, CIRRUS and PLUS networks.

         Union Bankshares' current business strategy is to operate as a profitable, diversified financial institution providing a full range of banking services with an emphasis on commercial and residential mortgage lending and commercial business loans to small and medium size businesses, as well as consumer lending, funded primarily by customer deposits. As a complement to this core business, we have expanded our business activities to include residential mortgage brokerage, which provides a steady source of fee income. As a result of increased acquisitions of small to medium-sized financial institutions by large bank holding companies in Virginia, we believe that there is a significant market opportunity for our subsidiaries to provide a full range of financial services to small to middle-market commercial customers seeking personalized service that is generally unavailable to such customers at larger regional and national institutions.

         The principal sources of funds for Union Bankshares' activities are deposits, amortization and repayment of loans, cash flow from maturing securities, proceeds from sales of assets classified as available for sale, borrowings from correspondent banks and advances from the Federal Home Loan Bank of Atlanta. Our principal sources of revenues are interest and other payments on loans, including origination fees, interest on investments and mortgage-backed securities, service charges on deposits, gains from mortgage banking activities and from the sale of loans and mortgage-backed securities classified as available for sale and other fee income. Our principal expenses are interest paid on deposits, advances from the Federal Home Loan Bank and other borrowings, provisions for possible loan losses and real estate owned, personnel, occupancy and equipment, and other administrative expenses.

         Union Bankshares, as a registered bank holding company, is subject to examination and regulation by the Federal Reserve and by the Virginia Bureau of Financial Institutions. We are also subject to various reporting and other requirements of the Securities and Exchange Commission. With the exception of Rappahannock National Bank, which is regulated by the Office of the Comptroller of the Currency, our subsidiary banks are each Virginia chartered banks and are subject to comprehensive regulation and examination by the Virginia Bureau of Financial Institutions, their primary regulator, and by the Federal Reserve Board. In addition, the banks are subject to regulation by the FDIC, which administers the Bank Insurance Fund, which insures the banks' deposits to the maximum extent permitted by law.

         Union Bankshares' principal executive offices are located at 212 North Main Street, Bowling Green, Virginia 22427, and our telephone number is (804) 633-5031.

         For additional information about Union Bankshares' business, see "Where You Can Find More Information" on page 7.

                                 USE OF PROCEEDS

         Union Bankshares will not receive any of the proceeds from sales of stock being offered. See "Selling Stockholders" for a list of those persons who will receive the proceeds from such sales.

                              SELLING STOCKHOLDERS

         This prospectus covers the offer and sale by the selling stockholders of common stock issued to them in connection with our acquisition of CMK Corporation on February 10, 1999. The selling stockholders received an aggregate of 61,490 shares of common stock on that date. In connection with the transaction, they also will receive additional common stock shares over the next several years. On the first, second and third anniversary dates of the acquisition, the selling stockholders may collectively receive the number of common shares whose aggregate market value equals $425,000, $425,000 and $650,000 based on the average closing price of Union Bankshares stock as reported on the Nasdaq National Market for the twenty consecutive trading days ending on the fifth trading day preceding each anniversary date. As part of the transaction, Union Bankshares has agreed that it will cause to be registered under the Securities Act the resale of all of the common stock received by the selling stockholders.

         The table below sets forth each selling stockholder's name, the maximum number of shares of common stock offered by this prospectus by such selling stockholder and the number of shares of common stock to be held by such selling stockholder after the offering.

                                                  Maximum Number of
                                                  Shares to be Sold                 Number of Shares Owned
                   Name                            in the Offering                    After the Offering
                   ----                           -----------------                 ----------------------
    Kevin and Rebecca Keegan                           58,416                                -0-
    Catherine Keegan                                    1,537                                -0-
    Sean Keegan                                         1,537                                -0-


         Because the selling stockholders may sell all, some or none of the stock offered, there can be no assurance as to the number of shares of stock which will be held by each selling stockholder upon completion of the offering. Even if no shares of stock are sold, however, no selling stockholder would hold one percent or more of the outstanding common stock upon completion of the offering, based on the total number of shares of common stock held by the selling stockholders as of the date of this prospectus.

                              PLAN OF DISTRIBUTION

         Each of the selling stockholders may sell his, her or their shares of stock offered directly or through broker-dealers who may act solely as agents, or who may acquire shares as principals. The distribution of the shares of stock may be effected in one or more transactions that may take place on the Nasdaq National Market, including block trades or ordinary broker's transactions, or through privately-negotiated transactions, or in accordance with Rule 144 under the Securities Act (or any other applicable exemption from registration under the Securities Act), through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with such sales. Sales of the stock may be effected to cover previous short sales of common stock.

         The selling stockholders may affect transactions by selling the stock directly or through broker-dealers acting either as principal or as agent, and such broker-dealers may receive compensation in the form of usual and customary or negotiated discounts, concessions or commissions from the selling stockholders.

         The aggregate proceeds to the selling stockholders from the sale of the stock will be the purchase price of the stock sold less the aggregate agents' commissions, if any, and other expenses of issuance and distribution not borne by Union Bankshares. The selling stockholders and any dealers or agents that participate in the distribution of the stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the stock by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

         Each selling stockholder and any other person participating in a distribution of the stock will be subject to applicable provisions of the Securities Exchange Act of 1934, including Regulation M and Rules 101 through 105 thereunder. Regulation M governs the activities of persons participating in a distribution of securities and, consequently, may restrict certain activities of, and limit the timing of purchases and sales of stock by, selling stockholders and other persons participating in a distribution of the stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distribution, subject to exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered by this prospectus.

                                     EXPERTS

         The consolidated financial statements of Union Bankshares Corporation and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the shares of Union Bankshares common stock offered hereby is being passed upon for Union Bankshares by LeClair Ryan, A Professional Corporation, Richmond, Virginia.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         This prospectus, including information included or incorporated by reference in the prospectus, contains forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Union Bankshares that involve risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include the following possibilities:

o competitive pressure in the banking and financial services industry increases significantly;

o        changes in the interest rate environment reduce margins;

o general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality;

o        changes occur in the regulatory environment;

o        changes occur in business conditions and inflation; and

o        changes occur in the securities markets.

                       WHERE YOU CAN FIND MORE INFORMATION

         Union Bankshares files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information filed by us at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from document retrieval services and at the SEC's website at "http://www.sec.gov."

         We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus is a part of the registration statement. As permitted by the Securities Act, this prospectus does not contain all the information you can find in the registration statement. The registration statement is available for inspection and copying as set forth above.

         The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained in later-filed documents incorporated by reference in this prospectus. Union Bankshares incorporates by reference the documents filed by it with the SEC listed below and any future filings made by it with the SEC prior to the termination of the offering made by this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.



UNION BANKSHARES' SEC FILINGS (FILE NO. 0-20293)        PERIOD
Annual Report on Form 10-K ....................         Year ended December 31, 1998

Quarterly Report on Form 10-Q .................         Quarter ended March 31, 1999


         You may request a copy of these filings, at no cost, by writing or by telephoning us at the following address:

                  Union Bankshares Corporation
                  P. O. Box 446
                  212 N. Main Street
                  Bowling Green, Virginia 22427
                  Telephone:  (804) 633-5031
                  Attention:  Corporate Secretary/Chief Financial Officer

================================================================================

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY UNION BANKSHARES, A SELLING STOCKHOLDER OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UNION BANKSHARES SINCE THE DATE HEREOF.


                                 TABLE OF CONTENTS
                                                                       PAGE
Risk Factors.....................................
Union Bankshares Corporation.....................
Use of Proceeds..................................
Selling Stockholders.............................
Plan of Distribution.............................
Experts..........................................
Legal Matters....................................
Cautionary Statement Concerning
  Forward-Looking Statements.....................
Where You Can Find More Information..............


================================================================================



                                61,490 SHARES



                         UNION BANKSHARES CORPORATION


                               COMMON STOCK


                            -------------------
                                PROSPECTUS
                            -------------------


                              JUNE ___, 1999



================================================================================

               PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        SEC registration fee                                  $    269
        Accounting Fees and Expenses                             6,000
        Legal Fees and Expenses                                  5,000
        Miscellaneous Fees and Expenses                            200
                                                             ---------
                                    TOTAL (ESTIMATED)          $11,469

ITEM 15.      INDEMNIFICATION OF OFFICERS AND DIRECTORS

              The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The articles of incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made party by reason of his or her being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

              The Company has purchased officers' and directors' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and (2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

ITEM 16.      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)      Exhibit Index

Exhibit No.       Description of Exhibit

           5.0* Opinion of LeClair Ryan, A Professional Corporation, regarding the legality of the securities being registered and consent.

          23.1* Consent of KPMG LLP, as accountants for Union Bankshares Corporation.

          23.3* Consent of LeClair Ryan, A Professional Corporation, (included as part of Exhibit 5).

          24.0* Powers of Attorney (included in the signature page of this Registration Statement).
         -----------
         * Filed herewith.

         (b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) of this Form.

ITEM 17.  UNDERTAKINGS

              The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bowling Green, Commonwealth of Virginia on June 16, 1999.

                                                UNION BANKSHARES CORPORATION


                                          By:   /s/ G. William Beale
                                                -----------------------------
                                                    G. William Beale, President
                                                    and Chief Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Each person whose signature appears below constitutes and appoints G. William Beale and D. Anthony Peay, and each of them singly, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-3, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as director and/or officer to enable Union Bankshares Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.




                    SIGNATURE                                    CAPACITY                            DATE
                    ---------                                    --------                            ----

/s/ G. William Beale                               President and Chief Executive
---------------------                              Officer and Director (Principal
G. William Beale                                   Executive Officer)                           June 16, 1999



/s/ D. Anthony Peay                                Vice President and Chief Financial
---------------------                              Officer (Principal Financial
    D. Anthony Peay                                Officer)                                     June 16, 1999



/s/ E. Peyton Motley
---------------------                              Vice President and Chief Operating
E. Peyton Motley                                   Officer and Director                         June 16, 1999

                                       II-3

/s/ Ronald L. Hicks                                Chairman of the Board of Directors           June 16, 1999
---------------------
Ronald L. Hicks


/s/ Charles H. Ryland
---------------------                              Vice Chairman of the Board of
Charles H. Ryland                                  Directors                                    June 16, 1999



/s/ Walton Mahon                                   Director                                     June 16, 1999
----------------------
Walton Mahon



/s/ W. Tayloe Murphy, Jr.                          Director                                     June 16, 1999
-------------------------
W. Tayloe Murphy, Jr.



/s/ M. Raymond Piland, III
--------------------------                         Director                                     June 16, 1999
M. Raymond Piland, III




/s/ A. D. Whittaker                                Director                                     June 16, 1999
----------------------------------
A. D. Whittaker


                                   II-4